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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-34842 of GreatAmerica Leasing Receivables 2000-1, L.L.C. on Form S-1 of our report dated April 14, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP



Cedar Rapids, Iowa
June 7, 2000